_ iBlank Portrait.dotx Snyder, Leigh 3 5 2026-04-29T18:00:00Z 2026-04-29T23:16:00Z 3 698 3894 Dorsey & Whitney LLP 66 21 4571 16.00 Print false false false false EN-US X-NONE X-NONE 0 MicrosoftInternetExplorer4

Mr. Ehrlichman's transactions since March 20, 2026

Date	Securities Acquired (sold)	Price Per Share	Where and how effected
2026-04-01	26,394	N/A	RSU Vesting
2026-04-02	(6,988)	$6.9774 (1)	Sales on Nasdaq to cover withholding tax (3)
2026-04-04	72,778	N/A	RSU Vesting
2026-04-05	72,853	N/A	RSU Vesting
2026-04-05	65,084	N/A	RSU Vesting
2026-04-07	(71,167)	$7.1889 (2)	Sales on Nasdaq to cover withholding tax (3)
2026-04-07 (4)	3,496,948	N/A	PRSU Vesting
2026-04-07	71,474	N/A	Restricted Stock Grant with Immediate Vesting
2026-04-07	226,355	N/A	RSU Grant
2026-04-09	(121,293)	$7.1516 (5)	Sales on Nasdaq to cover withholding tax (3)
2026-04-14	(145,882)	$6.8422 (6)	Sales on Nasdaq to cover withholding tax (3)
2026-04-17	(113,862)	$7.8722 (7)	Sales on Nasdaq to cover withholding tax (3)
2026-04-21	(121,242)	$8.1156 (8)	Sales on Nasdaq to cover withholding tax (3)
2026-04-24	(123,518)	$7.6821 (9)	Sales on Nasdaq to cover withholding tax (3)
2026-04-28	(115,642)	$8.1104 (10)	Sales on Nasdaq to cover withholding tax (3)

(1)    The reported price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $6.92 to $6.98 per share. The reporting person undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(2)    The reported price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $7.19 to $7.27 per share. The reporting person undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(3)    The Issuer has adopted the sell-to-cover method as the sole means for plan participants to satisfy tax withholding obligations in connection with the settlement of equity awards. These sales were effected by the Issuer. Mr. Ehrlichman exercised no discretion over these sales.

(4)    These PRSUs vested as to 3,496,948 shares on April 7, 2026; however, settlement of the shares is expected to occur in 12 tranches: 11 tranches of 291,414 shares each and 1 tranche of 291,394 shares, between April 7, 2026 and May 21, 2026.

(5)    The reported price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $6.80 to $7.77 per share. The reporting person undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(6)    The reported price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $6.61 to $7.06 per share. The reporting person undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(7)    The reported price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $7.56 to $8.25 per share. The reporting person undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(8)    The reported price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $7.92 to $8.48 per share. The reporting person undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(9)    The reported price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $7.41 to $8.15 per share. The reporting person undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(10)   The reported price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $7.69 to $8.45 per share. The reporting person undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.